REGISTRATION NO. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     FLAGSTONE REINSURANCE HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)

               BERMUDA
   (State or other jurisdiction of                       98-0481623
    incorporation or organization)          (I.R.S. Employer Identification No.)

                                 CRAWFORD HOUSE
                                23 CHURCH STREET
                             HAMILTON HM 11, BERMUDA
                    (Address of Principal Executive Offices)

 FLAGSTONE REINSURANCE HOLDINGS LIMITED PERFORMANCE SHARE UNIT PLAN, AS AMENDED
      AMENDED AND RESTATED FLAGSTONE REINSURANCE HOLDINGS LIMITED EMPLOYEE
                           RESTRICTED SHARE UNIT PLAN
                            (Full title of the plans)

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 590-9331
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               ROBERT A. MCTAMANEY
                          CARTER LEDYARD & MILBURN LLP
                                  2 WALL STREET
                          NEW YORK, NEW YORK 10005-2072
                                 (212) 732-3200


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
                                                    CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                  PROPOSED MAXIMUM             PROPOSED                AMOUNT OF
    TITLE OF SECURITIES TO BE             AMOUNT TO BE                OFFERING             MAXIMUM AGGREGATE          REGISTRATION
           REGISTERED                      REGISTERED             PRICE PER SHARE           OFFERING PRICE                FEE
----------------------------------------------------------------------------------------------------------------------------------
Common shares, par value $.01          5,600,000 shares (1)          $13.26(3)             $74,256,000(3)              $2,279.66
  each
Common shares, par value $.01
  each                                   400,000 shares (2)          $13.26(3)             $ 5,304,000(3)              $  162.84
----------------------------------------------------------------------------------------------------------------------------------

TOTAL                                  6,000,000 shares (1)(2)       $13.26(3)             $79,560,000(3)              $2,442.50
==================================================================================================================================


(1) Represents the authorized number of common shares reserved for issuance under the Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended (the "PSU Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the PSU Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Represents the estimated maximum number of common shares that may be issued or reserved for issuance through December 31, 2007 under the Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the "RSU Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the RSU Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(3) Calculated pursuant to Rule 457 (c) and (h) upon the basis of the average of the high and low prices ($13.11 and $13.41) of a common share as reported by the New York Stock Exchange composite transactions on September 28, 2007.

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         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON
FILING AS PROVIDED IN RULE 462(A) UNDER THE SECURITIES ACT OF 1933.


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                                     PART I

         All information required by Part I to be contained in the Section
10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed with the U.S. Securities and Exchange Commission by Flagstone Reinsurance Holdings Limited (the "Company"), are incorporated by reference into this Registration Statement:

         o the Company's Prospectus filed pursuant to Rule 424(b)(4) (Registration No. 333-138182) on March 30, 2007, pursuant to the Securities Act;

         o the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007;

         o the Company's Current Reports on Form 8-K dated on the front covers June 8, 2007, June 15, 2007, June 28, 2007 and
                  September 5, 2007; and

         o the description of the Company's common shares which appears in its Registration Statement on Form 8-A dated March 14, 2007 for the registration of the common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required for the common shares, which are registered under
Section 12(b) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Bermuda exempted company. Section 98 of the Bermuda Companies Act 1981, as amended, (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

         The Company has adopted provisions in its Bye-laws that provide that it shall indemnify the officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company's Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the Company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director. The Company has purchased and maintains a directors' and officers' liability policy for such a purpose.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



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ITEM 8.  EXHIBITS.

Exhibit
Number         Description
-------        -----------

4.1     -      Memorandum of Association (incorporated herein by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-1
               (File No. 333-138182) (the "Form S-1"))

4.2     -      Amended and Restated Bye-laws (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007)

5.1     -      Opinion of Attride-Stirling & Woloniecki

23.1    -      Consent of Deloitte & Touche, an independent registered public accounting firm

23.2    -      Consent of Attride-Stirling & Woloniecki (included in
               Exhibit 5.1)

24      -      Powers of Attorney (included in the signature page of
               this Registration Statement)

99.1    -      Flagstone Reinsurance Holdings Limited Performance Share
               Unit Plan (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File
               No. 333-138182))

99.2    -      Flagstone Reinsurance Holdings Limited Employee Restricted
               Share Unit Plan (incorporated herein by reference to Exhibit
               10.4 to the Company's Registration Statement on Form S-1
               (File No. 333-138182))

ITEM 9.  UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not



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                  previously disclosed in the Registration Statement or any
                  material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Hamilton, Bermuda on the 1st day of October, 2007.

                                     FLAGSTONE REINSURANCE HOLDINGS LIMITED



                                     By: /s/James O'Shaughnessy
                                         ----------------------

                                         Name:  James O'Shaughnessy
                                         Title: Chief Financial Officer


                                POWER OF ATTORNEY

          In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Mark J. Byrne and David A. Brown, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above power of attorney have been signed below by the following persons in the capacities indicated on October 1, 2007.



    Signature                                       Title
    ---------                                       -----

/s/ Mark J. Byrne
-----------------                             Executive Chairman and Director
Mark J. Byrne


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/s/ David A. Brown
------------------                            Director and
David A. Brown                                Chief Executive Officer (Principal
                                              Executive Officer)


/s/ James O'Shaughnessy
-----------------------                       Chief Financial Officer (Principal
James O'Shaughnessy                           Financial Officer and Principal
                                              Accounting Officer)


/s/ Gary Black
--------------                                Director
Gary Black


/s/ Stephen Coley
-----------------                             Director
Stephen Coley


/s/ Thomas Dickson
------------------                            Director
Thomas Dickson


/s/ Stewart Gross
-----------------                             Director
Stewart Gross


/s/ E. Daniel James
-------------------                           Director
E. Daniel James



/s/ Tony Knap
-------------                                 Director
Tony Knap


/s/ Marc Roston
---------------                               Director
Marc Roston


/s/ Jan Spiering
----------------                              Director
Jan Spiering


/s/ Wray T. Thorn
-----------------                             Director
Wray T. Thorn


PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
    ---------------------
    Name:  Donald J. Puglisi                  Authorized Representative in the
    Title:  Managing Director                 United States




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                                  EXHIBIT INDEX



Exhibit
Number              Description
-------             ------------------------------------------------------------

4.1          -      Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on
                    Form S-1 (File No. 333-138182) (the "Form S-1"))

4.2          -      Amended and Restated Bye-laws (incorporated herein by
                    reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007)

5.1          -      Opinion of Attride-Stirling & Woloniecki

23.1         -      Consent of Deloitte & Touche, an independent registered
                    public accounting firm

23.2         -      Consent of Attride-Stirling & Woloniecki (included in
                    Exhibit 5.1)

24           -      Powers of Attorney (included in the signature page of this
                    Registration Statement)

99.1         -      Flagstone Reinsurance Holdings Limited Performance Share
                    Unit Plan (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File
                    No. 333-138182))

99.2         -      Flagstone Reinsurance Holdings Limited Employee Restricted
                    Share Unit Plan (incorporated herein by reference to Exhibit
                    10.4 to the Company's Registration Statement on Form S-1
                    (File No. 333-138182))



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